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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) OCTOBER 13, 2000
                                                        ----------------


                       ANCHOR GLASS CONTAINER CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


        0-23359                                          59-3417812
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


     ONE ANCHOR PLAZA, 4343 ANCHOR PLAZA PARKWAY, TAMPA, FLORIDA 33634-7513
     ----------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (813) 884-0000
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)




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ITEM 5.  OTHER EVENTS.

         On October 13, 2000, certain stockholders of Anchor Glass Container Corporation (the "Company"), specifically Comac Partners, L.P., Comac Endowment Fund, L.P., Comac Opportunities Fund, L.P., Comac International, N.V., Carl Marks Strategic Investments, LP, Carl Marks Strategic Investments II, LP, Varde Partners, L.P., Varde Fund (Cayman) Ltd., Pequod Investments, L.P., Pequod International Ltd., Cerberus Partner L.P. and Cerberus International Ltd. (collectively, the "Plaintiffs"), commenced a shareholder derivative action against certain of the Company's directors, officers and certain related entities in The Court of Chancery of the State of Delaware in and for New Castle County. The action seeks recovery to the Company, which is named as a party to the action in the capacity of a nominal defendant, for damages Plaintiffs allege the Company suffered through breach of fiduciary duties, unjust enrichment and usurpation of a corporate opportunity of the Company. The Company is named as a party to the case for procedural purposes but no recovery is sought from the Company. The Company has been advised by the other defendants that they will vigorously defend the action and that they believe they have meritorious defenses.















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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ANCHOR GLASS CONTAINER CORPORATION

                                    By: /s/ Lawrence M. Murray
                                        --------------------------------------
                                        Name:  Lawrence M. Murray
                                        Title: Senior Vice President - Finance

Date: October 23, 2000